UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  06/01/2011

SEITEL INC
(Exact name of registrant as specified in its charter)

Commission File Number:  0-14488

DE	76-0025431
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

10811 S. Westview Circle, Building C, Suite 100, Houston, TX 77043
(Address of principal executive offices, including zip code)

713-881-8900
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events

On June 1, 2011, Seitel, Inc. (the "Issuer") instructed Deutsche Bank Trust Company Americas, the trustee (the "Trustee") under the indenture governing the Issuer's 9.75% Senior Notes due 2014 (the "Notes"), to notify the holders of the Notes that the Issuer will redeem $125 million aggregate principal amount of the Notes outstanding on July 1, 2011 (the "Redemption Date") in accordance with the terms and conditions of the indenture governing the Notes. The Notes will be redeemed at a price equal to 104.875% of the principal amount of the Notes, plus accrued and unpaid interest to the Redemption Date. Selection of Notes for redemption will be made by the Trustee on a pro rata basis or on as nearly a pro rata basis as practicable (subject to the procedures of the depository of the Notes); provided, that no Notes with a principal amount of $2,000 or less shall be redeemed in part. Upon completion of the redemption on the Redemption Date, $275 million aggregate principal amount of the Notes will remain outstanding.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEITEL INC

Date: June 01, 2011	By:	/s/ Robert D. Monson
Robert D. Monson
President and Chief Executive Officer